Exhibit 1

JOINT FILING AGREEMENT

In accordance with Rule 13d-(k)(l) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree (i) to the joint filing, on behalf of each of them, of a statement on Schedule 13D (including amendments thereto) with respect to the common stock, par value $0.01 per share, of Ramtron International Corporation, a Delaware corporation; and (ii) that this agreement be included as Exhibit 1 to such joint filing. The undersigned acknowledge that each shall be responsible for the timely filing of any amendments to such joint filing and for the completeness and accuracy of the information concerning it contained herein and therein, but shall not be responsible for the completeness and accuracy of the information concerning the others.

[Execution page follows.]

IN WITNESS WHEREOF, the undersigned have executed this agreement.

Date: October 19, 2012

CYPRESS SEMICONDUCTOR CORPRATION

By:	/S/ BRAD W. BUSS
Name: Brad W. Buss
	Title:	Executive Vice President, Finance and Administration and Chief Financial Officer

RAIN ACQUISITION CORP.

By:	/S/ BRAD W. BUSS
Name: Brad W. Buss Title: Secretary